UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2007

Date of Report (Date of earliest event reported)

APPLERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 840-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)        On August 27, 2007, Applera Corporation (“Applera”) entered into a Term Loan Agreement (the “Loan Agreement”) with Bank of America, N.A., as administrative agent, and the initial lenders named therein. Under the terms of the Loan Agreement, the lenders party thereto have agreed to make an unsecured term loan to Applera on or before October 26, 2007 in the aggregate amount of $100,000,000 (the “Loan”) to be used for general corporate purposes. The Loan will bear interest at a fluctuating rate equal to Bank of America, N.A.’s base rate or at a periodic fixed rate equal to LIBOR plus a margin of between 20 and 40 basis points based on Applera’s long-term senior unsecured non-credit enhanced debt ratings. The Loan is repayable on the first anniversary of the date on which the Loan is made, provided that the repayment date will, upon request by Applera and satisfaction of certain conditions, be automatically extended until the third anniversary of the date on which the Loan is made.

Applera announced on August 8, 2007 that it had increased to $1.2 billion the current authorization to repurchase shares of Applera Corporation-Applied Biosystems Group Common Stock and that it anticipated repurchasing $600 million of the shares as soon as practicable through a tender offer or accelerated share repurchase (ASR), with the balance to come from open market purchases or privately negotiated transactions over the next 12 to 18 months, subject to market conditions. Applera intends to use the proceeds from the Loan, together with U.S. cash reserves, funds from domestic operations, and other sources to fund these repurchases.

Bank of America, N.A. and its affiliates, have performed, and may in the future perform, various commercial banking and other financial advisory services for Applera and its subsidiaries for which they have received, and will receive, customary fees and expenses.

A copy of the Loan Agreement is attached as Exhibit 4.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

4.1	Term Loan Agreement dated as of August 27, 2007, among Applera Corporation, Bank of America, N.A., as administrative agent, and the initial lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger
Dennis L. Winger
Senior Vice President and Chief Financial Officer

Dated: August 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Term Loan Agreement dated as of August 27, 2007, among Applera Corporation, Bank of America, N.A., as administrative agent, and the initial lenders named therein.